UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 6, 2012

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

817-252-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 6, 2012, Alexander W. Smith, the President and Chief Executive Officer of Pier 1 Imports, Inc. (the “Company”), adopted a 10b5-1 stock trading plan. Mr. Smith’s plan provides for the sale of shares of the Company’s common stock, issuable upon exercise of options granted to Mr. Smith on February 19, 2007. Under the plan, beginning on August 6, 2012, a brokerage firm will be authorized to periodically exercise Mr. Smith’s stock options and sell the issued shares provided the stock price is above certain levels. The plan expires on July 31, 2013. The maximum number of options that can be exercised and sold over the duration of the plan is 500,000.

On July 6, 2012, Charles H. Turner, the Company’s Senior Executive Vice President and Chief Financial Officer adopted a 10b5-1 stock trading plan. Mr. Turner’s plan provides for the sale of shares of the Company’s common stock owned by Mr. Turner, along with the sale of shares of the Company’s common stock issuable upon exercise of options granted to Mr. Turner on June 23, 2006 and September 26, 2002. Under the plan, beginning on August 6, 2012, a brokerage firm will be authorized to sell a certain number of shares periodically provided the stock price is above certain levels, and the brokerage firm will be authorized to periodically exercise Mr. Turner’s stock options and sell the issued shares provided the stock price is above certain levels. The plan expires on January 10, 2013. The maximum number of shares that can be sold over the duration of the plan is 148,000 shares which number includes options exercised and sold of 130,000.

The foregoing trading plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time a stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company stock. Trading under the foregoing plans is generally based on reaching certain pre-determined minimum price conditions. The foregoing trading plans provide for sales spread out over a set period of time with the goals of minimizing any market impact from such stock sales and gradually diversifying each individual’s investment portfolio, while maintaining such individual’s compliance with the Company’s voluntary stock ownership guidelines.

Transactions under the foregoing trading plans will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	July 6, 2012	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel, Secretary